SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to
Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):	May 5, 2004

UNITEDHEALTH GROUP INCORPORATED (Exact name of registrant as specified in its charter)

Minnesota (State or other jurisdiction of incorporation)	0-10864 (Commission File Number)	41-1321939 (I.R.S. Employer Identification No.)

UnitedHealth Group Center, 9900 Bren Road East, Minnetonka, Minnesota (Address of principal executive offices)	55343 (Zip Code)

Registrant’s telephone number, including area code:	(952) 936-1300

N/A (Former name or former address, if changed since last report.)

Item 5. Other Events
Signatures

Item 5. Other Events

     Consistent with its commitment to superior corporate governance practices, UnitedHealth Group indicated that Richard T. Burke, a member of the Board of Directors, has decided no longer to serve on the Audit Committee effective May 5, 2004 pending Institutional Shareholder Services’ (ISS) review of its director independence standards in the Fall of 2004. In addition, UnitedHealth Group will end its engagement of the law firm Greenbaum Doll & McDonald PLLC, of which Mr. William C. Ballard, Jr., also a member of the Board of Directors, is Of Counsel, on or before June 30, 2004 and will not engage this law firm to perform further services for UnitedHealth Group while Mr. Ballard remains a director. These steps are being taken to conform with current ISS standards as to director independence. The ISS standards are in addition to the New York Stock Exchange and Securities and Exchange Commission rules and regulations with which the Company has always complied.

2

Signatures

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 5, 2004

UNITEDHEALTH GROUP INCORPORATED
By:	/s/ David J. Lubben
David J. Lubben
General Counsel & Secretary